UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 24, 2004


                             AMERICAN SKIING COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                      1-13057                  04-3373730
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


               136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (435) 615-0340


                                       N/A
         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.


ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         On November 24, 2004, American Skiing Company (the "Company") terminated its prior $91.5 million credit facility under a Credit Agreement, dated as of February 14, 2003, as amended, with certain lenders and General Electric Capital Corporation ("GECC"), as administrative agent (the "2003 Credit Agreement"). The revolving credit facility, Tranche A and Supplemental Term Loans under the 2003 Credit Agreement would have matured on April 15, 2006 and the Tranche B Term Loan under the 2003 Credit Agreement would have matured on June 15, 2006.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On November 24, 2004, the Company, (i) together with certain of its subsidiaries (collectively with the Company, the "First Lien Borrowers"), entered into a first lien senior secured credit facility with certain lenders, GECC, as administrative agent and collateral agent, and Credit Suisse First Boston ("CSFB"), as syndication agent (the "First Lien Credit Agreement"), and
(ii) entered into a second lien senior secured credit facility with certain lenders, GECC, as administrative agent and collateral agent, and CSFB, as syndication agent (the "Second Lien Credit Agreement", and, together with the First Lien Credit Agreement, the "New Credit Agreement"). The First Lien Credit Agreement provides for a $40 million revolving credit facility and a $85 million term loan facility, each of which matures in 2010. The First Lien Term Loan requires quarterly principal payments of $212,500 and a final payment of approximately $80.1 million in November 2010. The Second Lien Credit Agreement provides for a $105 million term loan facility which matures in 2011. At the closing of the facilities, approximately $125.4 million of the proceeds from the term loan facilities were used to repurchase approximately $118.5 million of 12% Senior Subordinated Notes due 2006 of the Company (the "Senior Subordinated Notes") that were tendered in connection with the tender offer (including accrued interest of approximately $5.1 million and redemption premiums of approximately $1.8 million) and approximately $87.6 million of the proceeds from the facilities were used to repay in full the outstanding indebtedness the 2003 Credit Agreement. In addition, approximately $1.1 million in aggregate face amount of letters of credit outstanding under the 2003 Credit Agreement were deemed to be outstanding under the First Lien Credit Agreement. The indebtedness of each First Lien Borrower under the First Lien Credit Agreement is guaranteed by the other First Lien Borrowers and the indebtedness of the Company under the Second Lien Credit Agreement is guaranteed by certain of its subsidiaries. The First Lien Borrowers' obligations under the First Lien Credit Agreement and the related guarantees are secured by a first-priority security interest in substantially all of the First Lien Borrowers' assets, other than retail inventory (the "Collateral") and the Company's obligations under the Second Lien Credit Agreement and its subsidiaries' obligations under the related guarantees are secured by a second-priority security interest in the Collateral. Collateral matters between the lenders under the First Lien Credit Agreement and the lenders under the Second Lien Credit Agreement are governed by an intercreditor agreement.

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

         Borrowings under each of the credit facilities of the New Credit Agreement bear interest, at the Company's option, at either an adjusted Eurodollar rate or at an alternative base rate, plus an applicable margin. Under the terms of the First Lien Credit Agreement, the applicable margin is equal to 4.50% per annum for Eurodollar rate loans and 3.50% per annum for alternative base rate loans. Under the terms of the Second Lien Credit Agreement, the applicable margin is equal to 8.00% per annum for Eurodollar rate loans and 7.00% per annum for alternative base rate loans. Each of the credit facilities of the New Credit Agreement contains affirmative, negative and financial covenants customary for such financings, which include maintaining a minimum level of EBITDA, as defined, limits on capital expenditures, and requires a zero balance on the revolving portion of the First Lien Credit Agreement on April 1 of each year prior to maturity. The New Resort Senior Credit Facility also restricts our ability to pay cash dividends on or redeem our common or preferred stock.

         Each of the credit facilities of the New Credit Agreement also contains events of default customary for such financings, including but not limited to nonpayment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration; certain ERISA events; change of control; dissolution; insolvency; bankruptcy events; material judgments; and actual or asserted invalidity of the guarantees or security documents. Some of these events of default allow for grace periods or are qualified by materiality concepts.

         On November 24, 2004, the Company issued new junior subordinated notes due 2012 in the principal amount of approximately $76.7 million (the "New Notes") to Madeleine LLC (the "Holder"), the holder of 10.5% Repriced Convertible Exchangeable Preferred Stock of the Company (the "Preferred Stock"), in exchange for all outstanding shares of Preferred Stock. The New Notes are governed by an indenture (the "Indenture"), dated as of November 24, 2004, between the Company and the Holder as trustee. The New Notes will accrue non-cash interest at a rate of 11.25% upon issuance, gradually increasing to a rate of 13.00% in 2012. No amortization or interest payments are required to be made on the New Notes until maturity. The New Notes are subordinated to all of the Company's other debt obligations and all trade payables incurred in the ordinary course of its business. None of the Company's subsidiaries are obligated on the New Notes, and none of the Company's assets will serve as collateral for repayment of the New Notes.

         In connection with the refinancing, the Company and Oak Hill Capital Partners, L.P. as trustee entered into a supplement to the indenture (the "Supplemental Indenture") governing the 11.3025% Convertible Subordinated Notes due 2007 ("Convertible Subordinated Notes") that, among other things, extends the maturity of the Convertible Subordinated Notes to the same date as the maturity date of the New Notes. The Supplemental Indenture is attached as
Exhibit 99.1 to this report.

         On November 24, 2004, the Company issued a press release announcing the closing of the New Credit Agreement, the issuance of the New Notes and the tender offer described herein, which is attached as Exhibit 99.2 to this report.

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
ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         As part of the refinancing, the Company closed its tender offer for its outstanding Senior Subordinated Notes and repurchased $118.5 million aggregate principal amount of the Senior Subordinated Notes in the tender offer. As a result, the proposed amendments to the indenture governing the Senior Subordinated Notes set forth in the supplemental indenture, dated as of October 22, 2004, became operative. The amendments eliminated substantially all of the restrictive covenants and certain events of default under the indenture governing the Senior Subordinated Notes. The Company also called for redemption on November 24, 2004 all the remaining $1.5 million of outstanding Senior Subordinated Notes.


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


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits

Exhibit           Description

99.1 Supplemental Indenture, dated as of November 24, 2004, between the Company and Oak Hill Capital Partners, L.P. as trustee.

99.2              Press Release, dated November 24, 2004.





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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 1, 2004            American Skiing Company


                                   By:  /s/Foster A. Stewart, Jr.
                                     -----------------------------
                                     Name:     Foster A. Stewart, Jr.
                                     Title:    Senior Vice President and
                                               General Counsel



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

                                INDEX TO EXHIBITS


Exhibit           Description

99.1 Supplemental Indenture, dated as of November 24, 2004, between the Company and Oak Hill Capital Partners, L.P. as trustee.

99.2              Press Release, dated November 24, 2004.








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